                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant | |

Filed by a Party other than the Registrant |X|

Check the appropriate box:

      | |   Preliminary Proxy Statement

      | |   Confidential,  for Use of the Commission  Only (as permitted by Rule
14a-6(e)(2))

      | |   Definitive Proxy Statement

      |X|   Definitive Additional Materials

      | |   Soliciting Material Under Rule 14a-12

                      PIONEER TAX ADVANTAGED BALANCED TRUST
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                (Name of Registrant as Specified in Its Charter)

                             WESTERN INVESTMENT LLC
                     WESTERN INVESTMENT HEDGED PARTNERS L.P.
                    WESTERN INVESTMENT ACTIVISM PARTNERS LLC
                WESTERN INVESTMENT TOTAL RETURN MASTER FUND LTD.
                  BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
                        BENCHMARK PLUS MANAGEMENT, L.L.C.
                         BENCHMARK PLUS PARTNERS, L.L.C.
                                ARTHUR D. LIPSON
                                 SCOTT FRANZBLAU
                                 ROBERT FERGUSON
                                MATTHEW S. CROUSE
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.

      | |   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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            Fee paid previously with preliminary materials:

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      | |   Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid

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      (2)   Form, Schedule or Registration Statement No:

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      (3)   Filing Party:

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      (4)   Date Filed:

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      Western Investment LLC ("Western"), together with the other with the other participants  named herein,  is filing materials  contained in this Schedule 14A with  the  Securities  and  Exchange  Commission  (the  "SEC")  relating  to the definitive proxy statement (the "Proxy  Statement") and accompanying proxy cards filed with the SEC on May 10, 2007 and to be used in connection  with the annual meeting of stockholders of Pioneer Tax Advantaged Balanced Trust (the "Company")
scheduled to be held on June 8, 2007 (the "Annual Meeting"), to solicit votes in support of the  election of Western's  slate of director  nominees at the Annual
Meeting.  Western  urges  stockholders  to read the Proxy  Statement  because it contains important information.

      Item 1: On or about May 10, 2007,  Western mailed the following  letter to stockholders of the Company:

                             WESTERN INVESTMENT LLC

Dear Fellow Stockholder:

Western Investment,  together with other stockholders,  currently owns over 9.8%
of the outstanding shares of Pioneer Tax Advantaged  Balanced Trust.  ("Pioneer"
or the  "Fund").  We are  seeking  your  support  for the  election of our three nominees to the Pioneer board at the upcoming annual meeting  scheduled for June
8, 2007. We are convinced that true stockholder  representation-the  election of trustees with a meaningful  ownership interest in the Fund who are interested in enhancing stockholder value-is not only desirable, but necessary given Pioneer's continued failure to take effective action to address stockholder  concerns,  as described below.

             WHY HAS THE BOARD TAKEN NO SIGNIFICANT ACTION TO REDUCE
                  THE PERSISTENT DISCOUNT TO NET ASSET VALUE?

We have proposed a slate of independent and committed  nominees who believe that the issues  facing the Fund are both serious and require  immediate  action.  We believe that each member of Pioneer's  Board owes a duty to its  stockholders to oversee their  investment  in the Fund and be diligent in taking all  reasonable actions  to  maximize  stockholder  value.  We believe  that there are  existing opportunities to enhance value that the incumbent board has failed to act upon.

  o   Pioneer's  share  price  has  lagged  its  net  asset  value  (NAV)  since immediately  after its  inception.  This  discount  has ranged from 12% to higher than 17% over the past few years,  as of fiscal  year-end  for each year, and has been higher than 18%. Any stockholders  selling their shares are forced to leave this value  behind,  receiving  less for their  shares than the actual value of the securities they  represent.  This discount is in addition to the 4.5% sales load  stockholders  paid to  underwriters to purchase the shares in the original offering,  resulting in lost value and fees of over 20% to original stockholders.

      THE TABLE BELOW SHOWS THE DISCOUNT OF PIONEER'S FISCAL YEAR-END STOCK
      PRICE TO PIONEER'S FISCAL YEAR-END NAV SINCE ITS INCEPTION IN 2004.

                                         NAV
                   November 30         Discount
                   -----------         --------
                      2004(1)           -12%
                      2005              -17%
                      2006              -13%

   On November 30, 2006,  this 13%  discount  translated  to over $62 MILLION of value unavailable to stockholders.

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(1) Period from January 30, 2004 until November 30, 2004.

  o   This  persistent  "discount  to NAV"  is  unacceptable,  and  the  current trustees  have failed to take the  necessary  actions to address it. We do not understand why the Pioneer Board has not taken  significant  action to prevent  the  continuance  of this  persistent  history of loss to selling stockholders resulting from the enormous discount to NAV. While we have no intention of seeking to open-end or liquidate  the Fund,  we believe there are mechanisms,  such as the immediate adoption of a significantly  higher distribution  policy or an aggressive stock buyback program,  which can be effectively implemented now for the benefit of all Pioneer stockholders.

  o   Pioneer's   stockholders  are  being  harmed  by  the  Board's   inaction.
      Stockholders  who may need or want to sell their investment in Pioneer are faced with the unpleasant reality that a sale will result in lost value.

 HOW CAN THE BOARD JUSTIFY PAYING OVER $3.5 MILLION IN MANAGEMENT FEES IN 2006?

While many  stockholders may have incurred lost value and fees totaling over 20%
of their investment, the Fund paid over $3.5 million in management fees in 2006.
We believe  Pioneer's  board needs to take  aggressive  action to  decrease  and
justify  these  fees,  including  potentially   increasing  the  Fund's  monthly
dividend, and/or repurchasing shares at the current substantial discount to NAV.

Although our nominees will only  represent a minority of the board,  if elected, they will seek to work with the  remainder  of the board to provide  full,  fair value to  stockholders,  and to  encourage  the full  Board to take  significant action to reduce the discount to NAV. OUR INTERESTS ARE ALIGNED WITH YOURS. With
your  support,  our  nominees,   all  experienced   investors  with  outstanding
credentials,  would work with their fellow  trustees to see that these  measures are given serious consideration and if deemed advisable, prompt implementation.

The  accompanying  proxy statement  provides  additional  information  about our nominees and  proposals.  We urge you to read it carefully and then lend us your support by voting your shares by signing, dating and returning the GOLD proxy in the envelope provided today.

Thank you for your support.

Regards,

/s/ Art Lipson

Art Lipson
Western Investment LLC

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  IF STOCKHOLDERS HAVE ALREADY RETURNED A WHITE PROXY, OR ANY OTHER PROXY, THEY
                     HAVE EVERY RIGHT TO CHANGE THEIR VOTE.

                    IF STOCKHOLDERS HAVE ANY QUESTIONS ABOUT
                HOW TO VOTE THEIR GOLD PROXY, THEY SHOULD CONTACT
      THE FIRM ASSISTING WESTERN INVESTMENT IN THE SOLICITATION OF PROXIES:

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE AT: (888) 750-5834
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              CERTAIN INFORMATION CONCERNING WESTERN INVESTMENT LLC

      Western  Investment LLC ("Western"),  together with the other Participants
(as  defined  below),  made a filing  on May 10,  2007 with the  Securities  and
Exchange Commission (the "SEC") of a proxy statement (the "Proxy Statement") and accompanying  proxy cards to be used to, among other  things,  solicit  votes in support of the election of the  Participants'  slate of director nominees at the annual  meeting  of  Pioneer  Tax  Advantaged  Balanced  Trust  (the  "Company")
scheduled for June 8, 2007 (the "Annual Meeting").

      Western  advises  all  stockholders  of the  Company  to  read  the  Proxy
Statement  and other  proxy  materials  relating  to the Annual  Meeting as they
become  available  because  they  contain  important  information.   Such  proxy
materials   are   available   at  no   charge   on  the   SEC's   web   site  at
http://www.sec.gov.  In addition,  the  Participants  in the  solicitation  will provide copies of the proxy materials,  without charge,  upon request.  Requests for copies should be directed to the  Participants'  proxy solicitor,  Innisfree
M&A  Incorporated,  at its  toll-free  number:  (888)  750-5834 or by e-mail at:
mbrinn@innisfreema.com.

      The Participants in the proxy solicitation are Western, Western Investment
Hedged Partners L.P.,  Arthur D. Lipson,  Western  Investment  Activism Partners
LLC,  Western   Investment  Total  Return  Master  Fund  Ltd.,   Benchmark  Plus
Institutional Partners,  L.L.C., Benchmark Plus Partners, L.L.C., Benchmark Plus
Management,  L.L.C., Scott Franzblau, Robert Ferguson and Matthew S. Crouse (the
"Participants").  Information  regarding  the  Participants  and their direct or indirect  interests is available in the Schedule 13D jointly  filed with the SEC on January 21, 2007, as subsequently  amended on February 27, 2007 and March 19,
2007, and the Proxy Statement.